Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports 2017 First Quarter Financial Results

ALISO VIEJO, CA, May 3, 2017 – Smith Micro Software, Inc. (NASDAQ: SMSI), today reported financial results for its first quarter ended March 31, 2017.

“We have essentially completed the execution of Smith Micro’s restructuring plan, implemented over the past two quarters, to achieve a reduction of costs, improve utilization of our total resources, and streamline our management and business processes,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “With our progress on these strategic efforts, we are excited and remain confident about maximizing the opportunities we continue to see ahead, particularly with our SafePath and QuickLink IoT Services (formerly known as NetWise DM/FOTA) Platforms.”

Fiscal First Quarter 2017 Financial Results:

Smith Micro Software reported revenue of $5.6 million for the first quarter ended March 31, 2017, compared to $7.2 million reported in the first quarter of 2016.

First quarter gross profit was $4.3 million, compared to $5.1 million reported in the first quarter of 2016.

Gross profit as a percentage of revenue was 77.0 percent for the first quarter of 2017, compared to 70.7 percent for the same quarter last year.

GAAP net loss for the first quarter of 2017 was $2.2 million, or a loss of $0.18 per share, compared to GAAP net loss of $3.7 million, or $0.32 per share, for the first quarter of 2016.

Non-GAAP net loss (which excludes stock-based compensation, amortization of intangible assets, fair value adjustments, non-cash debt issuance and discount costs, and normalizes tax expense) for the first quarter of 2017 was $1.4 million, or $0.11 loss per share, compared to non-GAAP net loss of $2.1 million,

Smith Micro Software First Quarter 2017 Financial Results	Page 2 of 6

or $0.18 per share, for the first quarter of 2016.

Total cash and cash equivalents at March 31, 2017 were $2.5 million.

The Company uses a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss), and earnings (loss) per share in the presentation of financial results in this press release. Management believes that this presentation may be more meaningful in analyzing our income generation since stock-based compensation, amortization of intangible assets, fair value adjustments, and non-cash debt issuance and discount costs are excluded from the non-GAAP earnings calculation and adjustments are made for Proforma taxes. Since we are in a cumulative loss position, the non-GAAP income tax expense (benefit) for the fiscal year 2017 was computed by using a tax rate of 38 percent using the Company’s normalized combined U.S. federal, state and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The tables below present the differences between non-GAAP earnings and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro Software will hold an investor conference call today to discuss the Company’s first quarter 2017 results at 4:30 p.m. ET, May 3, 2017. To access the call, dial 888-466-4582; international participants can call 719-325-2457. When prompted provide the participant pass code 5156133. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, device manufacturers, and enterprise businesses around

Smith Micro Software First Quarter 2017 Financial Results	Page 3 of 6

the world.  From optimizing wireless networks to uncovering customer experience insights, and from streamlining Wi-Fi access to ensuring family safety, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones. Our portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual messaging, video streaming, and 2D/3D graphics applications. For more information, visit smithmicro.com (NASDAQ: SMSI)

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new sales opportunities and interest in the company’s products and solutions, the company's ability to increase its revenue by capitalizing on new opportunities, and customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the company’s ability to continue as a going concern, our ability to raise more funds to meet our capital needs, changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance and timing of deployment of those technologies, and the company's ability to compete effectively with other software and technology companies. These and other factors discussed in the company's filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Note:  Financial Schedules Attached

Smith Micro Software First Quarter 2017 Financial Results	Page 4 of 6

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) – unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Change in Fair Value	Note Issue/ Discount	Taxes	Non- GAAP
Three Months Ended 3/31/17:
Gross profit	$4,293	$—	$—	$—	$—	$—	$4,293
Loss before provision for income taxes	$(2,224)	$446	$65	$(708)	$190	$—	$(2,231)
Net loss	$(2,232)	$446	$65	$(708)	$190	$856	$(1,383)
EPS-diluted	$(0.18)	$0.04	$—	$(0.06)	$0.02	$0.07	$(0.11)

Three Months Ended 3/31/16:
Gross profit	$5,101	$2	$—	$—	$—	$—	$5,103
Loss before provision for income taxes	$(3,680)	$361	$—	$—	$—	$—	$(3,319)
Net loss	$(3,706)	$361	$—	$—	$—	$1,287	$(2,058)
EPS-diluted	$(0.32)	$0.03	$—	$—	$—	$0.11	$(0.18)

Smith Micro Software First Quarter 2017 Financial Results	Page 5 of 6

Smith Micro Software, Inc.

Statements of Operations and Comprehensive Loss for the Three Months Ended March 31, 2017 and 2016

(in thousands, except per share amounts) - unaudited

	For the Three Months
	Ended March 31,
	2017	2016
Revenues	$5,576	$7,214
Cost of revenues	1,283	2,113
Gross profit	4,293	5,101

Operating expenses:
Selling and marketing	1,793	2,370
Research and development	2,497	3,923
General and administrative	2,189	2,486
Restructuring expense	392	—
Total operating expenses	6,871	8,779
Operating loss	(2,578)	(3,678)
Non-operating income:
Change in fair value of warrant liability	708	—
Interest income (expense), net	(344)	1
Other expense	(10)	(3)
Loss before provision for income taxes	(2,224)	(3,680)
Provision for income tax expense	8	26
Net loss	$(2,232)	$(3,706)

Other comprehensive income, before tax:
Unrealized holding gains on available-for-sale securities	—	2
Other comprehensive income, net of tax	—	2
Comprehensive loss	$(2,232)	$(3,704)

Loss per share:
Basic and diluted	$(0.18)	$(0.32)

Weighted average shares outstanding:
Basic and diluted	12,163	11,524

Smith Micro Software First Quarter 2017 Financial Results	Page 6 of 6

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2017	2016
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash & cash equivalents	$2,504	$2,229
Accounts receivable, net	4,705	4,962
Income tax receivable	1	1
Inventory, net	13	12
Prepaid and other assets	508	713
Total current assets	7,731	7,917
Equipment & improvements, net	1,651	1,811
Other assets	146	149
Intangible assets, net	680	745
Goodwill	3,685	3,686
TOTAL ASSETS	$13,893	$14,308

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,600	$1,907
Accrued liabilities	3,281	3,503
Related party notes payable	2,000	—
Deferred revenue	684	98
Total current liabilities	7,565	5,508

Related party notes payable, net	1,062	967
Notes payable, net	1,062	967
Warrant liability	502	1,210
Other long-term liabilities	2,873	2,971
Deferred tax liability	181	181
Total non-current liabilities	5,680	6,296

Stockholders' Equity:
Common stock	12	12
Additional paid in capital	228,265	227,889
Accumulated comprehensive deficit	(227,629)	(225,397)
Total stockholders' equity	648	2,504
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$13,893	$14,308